6.3  LINE OF CREDIT AGREEMENT BY AND BETWEEN THE COMPANY AND VINTAGE BANK

                          NOTICE OF FINAL AGREEMENT

------------------------------------------------------------------------------------------------------
Principal     Loan Date    Maturity     Loan Date    Call   Collateral    Account   Officer   Initials
---------     ---------    --------     ---------    ----   ----------    -------   -------   --------
$200,000.00   07-15-1997   07-15-1998   30590301               2           3059       7

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References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

BORROWER: AWG LTD., A NEVADA CORPORATION           LENDER: THE VINTAGE BANK
          4162 Big Ranch Road                              Main Office
          Napa, CA 94558                                   1500 Soscol Avenue
                                                           PO Box 2200
                                                           Napa, CA 94558

=============================================================================

BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES,
(B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THE WRITTEN LOAN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

-----------------------------------------------------------------------------

As used in this Notice, the following terms have the following meanings:

         Loan. The term "loan" means the following described loan: a Variable Rate (1.000% over VINTAGE BANK BASE COMMERCIAL BORROWING RATE, making an initial rate of 9.500%), Nondisclosable Revolving Line of Credit Loan to a Corporation for $200,000.00 due on July 15, 1998.

         Parties. The term "Parties" means THE VINTAGE BANK and any entities or individuals who are obligated to repay the loan or have pledged property as security for the Loan, including without limitation the following:

                 Borrower: AWG LTD., A NEVADA CORPORATION

         Loan Agreement. The term "Loan Agreement" means one or more promises, promissory notes, agreements, undertakings, security agreements, deed of trust or other documents, or commitments, or any combination of those actions or documents, relating to the Loan, including without limitation the following:

                               NECESSARY FORMS
Corporate Resolution to Borrow                 Loan Agreement/Negative Pledge
Promissory Note/Change in Terms Agr.           Security Agreement
UCC - 1                                        Agreement to Provide Insurance
Disbursement Request and Authorization         Notice of Final Agreement

                                OPTIONAL FORMS
Notice of Insurance Requirements

-----------------------------------------------------------------------------

Each Party who signs below, other than THE VINTAGE BANK, acknowledges, represents, and warrants to THE VINTAGE BANK that it has received, read and understood this Notice of Final Agreement . This Notice is dated July 15, 1997.

BORROWER:

AWG LTD., A NEVADA CORPORATION

BY:        /S/ Mack Jennings
     -----------------------------
       Mack Jennings, President

LENDER:

THE VINTAGE BANK

BY:              /S/ DN
     -----------------------------
          Authorized Officer

=============================================================================
LASER PRO, Reg. U.S. Pat. & T.M. Off., Ver. 3.23 (c) 1997 CFI ProServices, Inc. All right reserved.[CA-121 AWG.LNC1OVL]

                        CORPORATE RESOLUTION TO BORROW

----------------------------------------------------------------------------------------------------
Principal      Loan Date    Maturity     Loan Date   Call    Collateral   Account  Officer  Initials
---------      ---------    --------     ---------   ----    ----------   -------  -------  --------
$200,000.00    07-15-1997   07-15-1998   30590301               2          3059      7

----------------------------------------------------------------------------

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Borrow:  AWG LTD., A NEVADA CORPORATOIN           Lender:  THE VINTAGE BANK
         4162 BIG RANCH ROAD                               MAIN OFFICE
         NAPA, CA 94558                                    1500 SOSCOL AVENUE
                                                           PO BOX 2200
                                                           NAPA, CA 94558

I, the undersigned Secretary of Assistant Secretary of AWG LTD., A NEVADA CORPORATION (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Nevada as a corporation for profit, with its principal office at 4162 BIG RANCH ROAD, NAPA, CA 94558, and is duly authorized to transact business in the State of California.

I FURTHER CERTIFY that a meeting of the Directors of the Corporation, duly called and held on 7/10/97, at which a quorum was present and voting, or by other duly authorized corporate action in lieu of a meeting, the following resolutions were adopted:

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

         NAMES               POSITIONS          ACTUAL SIGNATURES
         -----               ---------          -----------------

         MACK JENNINGS       PRESIDENT          X /S/  Mack Jennings
                                                  -------------------
         JOHN CAPONIGRO      SECRETARY          X /S/  John Caponigro
                                                  -------------------

acting for and on behalf of the Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from time to time from THE VINTAGE BANK ("Lender"), on such terms as may be agreed upon between the Corporation and Lender, such sum or sums of money as in their judgement should be borrowed, without limitation.

Execute Notes. To execute and deliver to Lender the promissory note or notes, or other evidence of credit accommodations of the Corporation, on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Lender, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancing, consolidations, or substitutions for one or more of the notes, any portion of the notes, or any other evidence of credit accommodations.

Grant Security. To Mortgage, pledge, transfer, endorse, hypothecate, or otherwise encumber and deliver to Lender, as security for the payment of any loans or credit accommodations so obtained, any promissory notes so executed (including any amendments to or modifications, renewals, and extensions of such promissory notes), or any other or further indebtedness of the Corporation to Lender at any time owing, however the same may be evidenced, any property now or hereafter belonging to the Corporation or in which the Corporation now or hereafter may have an interest, including without limitation all real property and all personal property (tangible or intangible) to the Corporation. Such property may be mortgaged, pledged, transferred, endorsed, hypothecated, or encumbered at the time such loans are obtained or such indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property theretofore mortgaged, pledged, transferred, endorsed, hypothecated, or encumbered.

Execute Security Documents. To execute and deliver to Lender the forms of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which may be required by Lender, and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other collateral, of any kind or nature, which Lender may deem necessary or proper in connection with or pertaining to the giving of the liens and encumbrances.

Negotiable Items. To draw, endorse, and discount Lender all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Lender, or to cause other disposition of the proceeds derived therefrom as they any deem advisable.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions. The following person or persons currently are authorized to request advances and authorize payments under the line of credit until Lender receives written notice of revocation of their authority: MACK JENNINGS, PRESIDENT; and JOHN CAPONIGRO, SECRETARY.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these Resolutions and performed prior to the passage of these Resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Lender may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Lender. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

BE IT FURTHER RESOLVED, that the Corporation will notify Lender in writing at Lender's address shown above (or such other address as Lender may designate from time to time) prior to any (a) change in the name of the Corporation,
(b) change in the assumed business name(s) of the Corporation, (c) change in the management of the Corporation,, (d) change in the authorized signer(s),
(e) conversion of the Corporation to a new or different type of business entity, or (f) change in any other aspect of the Corporation that directly or indirectly relates to any agreements between the Corporation and Lender. No change in the name of the Corporation will take effect until after Lender has been notified.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever. The Corporation has no corporate seal, and therefore, no seal is affixed to this certificate.

07-10-1997              CORPORATE RESOLUTION TO BORROW                 Page 2
Loan No 30590301                  (Continued)

=============================================================================

IN TESTIMONY WHEREOF, I have hereunto set my hand on July 15, 1997 and attest that the signature set opposite the names listed above are their genuine signatures.



                                        CERTIFIED TO AND ATTESTED BY:

                                        x   /S/ Mack Jennings
                                            -------------------------
                                        x   /S/ John Caponigro
                                            -------------------------


Note: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officer, It is advisable to have this certificate signed by a second Officer or Director of the Corporation.


=============================================================================
LASER PRO, Reg. U.S. Pat. & T.M. Off., Ver. 3.23 (c)1997 CFI ProServices, Inc. All rights reserved. [CA-C10 AWG.LN C1.OVL]